Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited
Condensed Consolidated Financial Statements
For the six month period ended 30 June 2025

Contents
    Page
Statement of directors’ responsibilities    3
Independent review report to Kennedy Wilson Europe Real Estate Limited    4
Condensed consolidated income statement    6
Condensed consolidated statement of comprehensive income    7
Condensed consolidated balance sheet    8
Condensed consolidated statement of changes in equity    9
Condensed consolidated cash flow statement    11
Notes to the condensed consolidated interim financial statements    12

Statement of directors’ responsibilities in respect of the consolidated financial statements

For the half-year ended 30 June 2025
The Directors are responsible for preparing the half-yearly financial report.
In preparing the condensed set of consolidated financial statements included within the half-yearly financial report, the directors are required to:
•prepare and present the condensed set of consolidated financial statements in accordance with IAS 34 Interim Financial Reporting as adopted for use in the EU;
•ensure the condensed set of consolidated financial statements has adequate disclosures;
•select and apply appropriate accounting policies; and
•make accounting estimates that are reasonable in the circumstances.
•assess the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

The directors are responsible for designing, implementing and maintaining such internal controls as they determine is necessary to enable the preparation of the condensed set of consolidated financial statements that is free from material misstatement whether due to fraud or error.

On behalf of the Board of Directors.

/s/ Andrew McNulty     /s/ Philip Baigent
Andrew McNulty    Philip Baigent
Director    Director
19 August 2025

Independent review report to Kennedy Wilson Europe Real Estate Limited (the “Company”)

Conclusion
We have been engaged by the Company to review the Company’s condensed set of consolidated financial statements in the half-yearly financial report for the six months ended 30 June 2025 which comprises the condensed consolidated income statement, the condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity and the condensed consolidated cash flow statement for the six month period then ended, a summary of significant accounting policies and other explanatory notes.
Based on our review, nothing has come to our attention that causes us to believe that the condensed set of consolidated financial statements in the half-yearly financial report for the six months ended 30 June 2025 is not prepared, in all material respects in accordance with International Accounting Standard 34 Interim Financial Reporting (“IAS 34”) as adopted for use in the UK.

Basis for conclusion
We conducted our review in accordance with International Standard on Review Engagements (UK) 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity (“ISRE (UK) 2410”) issued for use in the UK and Channel Islands. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures.
A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusions relating to going concern
Based on our review procedures, which are less extensive than those performed in an audit as described in the Basis for conclusion section of this report, nothing has come to our attention that causes us to believe that the directors have inappropriately adopted the going concern basis of accounting, or that the directors have identified material uncertainties relating to going concern that have not been appropriately disclosed.
This conclusion is based on the review procedures performed in accordance with ISRE (UK) 2410. However, future events or conditions may cause the Company to cease to continue as a going concern, and the above conclusions are not a guarantee that the Company will continue in operation.

Directors’ responsibilities
The half-yearly financial report is the responsibility of, and has been approved by, the directors.
The directors are responsible for preparing the condensed set of consolidated financial statements included in the half-yearly financial report in accordance with IAS 34 as adopted for use in the UK.
As disclosed in note 2, the annual financial statements of the Company for the period ended 30 June 2025 are prepared in accordance with UK-adopted international accounting standards.
In preparing the condensed set of consolidated financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Independent review report to Kennedy Wilson Europe Real Estate Limited (the “Company”) (continued)

Our responsibility
Our responsibility is to express to the Company a conclusion on the condensed set of consolidated financial statements in the half-yearly financial report based on our review.
Our conclusion, including our conclusions relating to going concern, are based on procedures that are less extensive than audit procedures, as described in the Basis for conclusion section of this report.

The purpose of our review work and to whom we owe our responsibilities
This report is made solely to the Company in accordance with the terms of our engagement. Our review has been undertaken so that we might state to the Company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company for our review work, for this report, or for the conclusions we have reached.

/s/ Caroline Flynn
Caroline Flynn
For and on behalf of
KPMG
Chartered Accountants
1 Stokes Place
St Stephen’s Green
Dublin 2
Ireland
19 August 2025

Condensed consolidated income statement
For the six month period ended 30 June 2025

		Six month period ended 30 June 2025	Six month period ended 30 June 2024
		Unaudited	Unaudited
	Notes	£m	£m
Revenue
Rental income	5	49.9	54.6
Hotel revenue	5	-	7.4
		49.9	62.0
Property related expenses[1]		(19.7)	(19.4)
Hotel cost of sales		-	(6.3)
		(19.7)	(25.7)
Gross profit		30.2	36.3

Loss on sale of investment and development property	11	(3.2)	(4.6)
Net change in fair value of investment and development property	5,7	(14.5)	(18.1)
		12.5	13.6
Expenses
Administrative expenses		(2.7)	(2.4)
Investment management fee		(3.9)	(4.2)
		(6.6)	(6.6)
Results from operating activities before financing income and costs		5.9	7.0
Interest income		7.3	5.1
Interest expense		(16.7)	(20.7)
Financial assets at FVTPL – net change in fair value		(4.6)	(2.2)
Finance costs		(1.6)	(3.2)
Net finance expense		(15.6)	(21.0)
		(9.7)	(14.0)
Share of loss of equity-accounted investees, net of tax	8	(4.9)	(5.1)
Loss before taxation		(14.6)	(19.1)
Taxation	6	(1.1)	(10.6)
Loss for the period after taxation		(15.7)	(29.7)

Loss attributable to owners of the Company		(16.4)	(30.6)
Profit attributable to non-controlling interests		0.7	0.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:
1.Included in property related expenses are receivable impairments of £0.1m (period ended 30 June 2024: receivable impairments £0.1m).

Condensed consolidated statement of comprehensive income
For the six month period ended 30 June 2025

		Six month period ended 30 June 2025	Six month period ended 30 June 2024
		Unaudited	Unaudited
	Notes	£m	£m
Loss for the period after taxation		(15.7)	(29.7)

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		10.1	(12.3)
Hedge of net investment in foreign operations		(9.5)	9.2
		0.6	(3.1)
Other comprehensive income/(loss) attributable to owners of the Company		0.6	(3.1)
Other comprehensive income attributable to non-controlling interests		-	-

Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment		-	(6.1)
Other comprehensive income/(loss) for the period, net of taxation		0.6	(9.2)

Total comprehensive loss for the period, net of taxation		(15.1)	(38.9)
Total comprehensive loss for the period, net of taxation attributable to owners of the Company		(15.8)	(39.8)
Total comprehensive profit for the period, net of taxation attributable to non-controlling interests		0.7	0.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated balance sheet
As at 30 June 2025

		30 June 2025	31 December 2024
		Unaudited
	Notes	£m	£m
Non-current assets
Investment and development property	7	1,037.8	1,100.0
Investment in equity-accounted investees	8	210.2	204.9
Right-of-use asset		3.9	3.9
Derivative financial asset	10	3.6	6.5
Deferred tax asset		0.6	0.6
		1,256.1	1,315.9
Current assets
Assets held-for-sale	7,12	9.2	-
Rent and other receivables		27.6	33.1
Related party balances		262.0	239.5
Derivative financial asset	10	1.1	2.5
Cash and cash equivalents		60.9	49.8
		360.8	324.9
Total assets		1,616.9	1,640.8

Current liabilities
Trade and other payables		(58.0)	(33.6)
Deferred income		(16.7)	(19.7)
Derivative financial liability		-	(0.5)
Borrowings	9	(433.5)	(428.6) )
		(508.2)	(482.4)
Non-current liabilities
Trade and other payables		(2.9)	(2.9)
Borrowings	9	(328.9)	(364.3)
Lease liability		(4.1)	(4.0)
Deferred tax liability		(0.6)	(1.4)
		(336.5)	(372.6)
Total liabilities		(844.7)	(855.0)
Net assets		772.2	785.8
Equity
Stated capital		1,477.9	1,477.9
Foreign currency translation reserve		37.9	37.3
Share-based payments reserve		31.1	29.2
Retained deficit		(804.5)	(788.1)
Equity attributable to owners of the Company		742.4	756.3
Non-controlling interests		29.8	29.5
Total equity		772.2	785.8

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

On behalf of the Board of Directors.

/s/ Andrew McNulty    /s/ Philip Baigent
Andrew McNulty    Philip Baigent
Director    Director
19 August 2025

Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2025

	Stated capital	Foreign currency translation reserve	Share- based payments reserve	Retained earnings/ (deficit)	Attributable to Non-Controlling interests	Total equity
Unaudited	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2025	1,477.9	37.3	29.2	(788.1)	29.5	785.8
(Loss)/gain for the period	-	-	-	(16.4)	0.7	(15.7)
Other comprehensive income	-	0.6	-	-	-	0.6
Total comprehensive gain/(loss) for the period	-	0.6	-	(16.4)	0.7	(15.1)
Transactions with owners of the Company recognised directly in equity:
Dividends paid	-	-	-	-	(0.8)	(0.8)
Non-Controlling Interest contributions	-	-	-	-	0.4	0.4
Share-based investment management fee	-	-	1.9	-	-	1.9
	-	-	1.9	-	(0.4)	1.5
Total equity at 30 June 2025	1,477.9	37.9	31.1	(804.5)	29.8	772.2

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2024

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/ (deficit)	Attributable to Non-Controlling interests	Total equity
	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2024	1,477.9	39.8	64.9	25.2	(783.6)	28.7	852.9
(Loss)/gain for the period	-	-	-	-	(30.6)	0.9	(29.7)
Other comprehensive income	-	(3.1)	(6.1)	-	-	-	(9.2)
Total comprehensive (loss)/gain for the period	-	(3.1)	(6.1)	-	(30.6)	0.9	(38.9)
Transfer from revaluation reserve on disposal	-	-	(58.8)	-	58.8	-	-
Transactions with owners of the Company recognised directly in equity:	-	-	-	-	-	-	-
Dividends paid	-	-	-	-	-	(1.2)	(1.2)
Non-Controlling Interest contributions	-	-	-	-	-	0.9	0.9

Share-based investment management fee	-	-	-	2.1	-	-	2.1
	-	-	(58.8)	2.1	58.8	(0.3)	1.8
Total equity at 30 June 2024	1,477.9	36.7	-	27.3	(755.4)	29.3	815.8

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated cash flow statement
For the six month period ended 30 June 2025

		Six month period ended 30 June 2025	Six month period ended 30 June 2024
		Unaudited	Unaudited
	Notes	£m	£m
Cash flows from operating activities
Loss for the period		(15.7)	(29.7)
Adjustments for non-cash items:
Loss on sale of investment property	11	3.2	4.6
Net change in fair value of investment and development property		14.5	18.1
Share of loss of equity accounted investees, net of tax		4.9	5.1
Net finance cost		14.4	19.8
Amortisation of loan fees, bond discount and premia		1.3	1.2
Amortisation of lease incentive		0.3	0.7
Taxation	6	1.1	10.6
Depreciation of fixed assets		-	-
Impairment of accounts receivable		0.1	0.1
Investment management fee		3.9	4.2
Operating cash flows before movements in working capital		28.0	34.7
Decrease in rent and other receivables		4.0	9.9
(Decrease) in deferred income		(3.0)	(0.1)
(Decrease) in trade and other payables		(0.6)	(18.4)
Cash generated from operations before interest and taxation		28.4	26.1
Interest paid		(13.2)	(15.1)
Interest received		0.4	1.4
Tax paid		1.3	(2.4)
Cash flows from operating activities		16.9	10.0
Investing activities
Acquisition of and improvements to investment and development property		(29.1)	(13.6)
Disposal of investment and development property	11	96.2	211.7
Capital expenditure on property, plant and equipment		-	-
Investment in equity-accounted investees	8	(6.7)	(9.1)
Dividends received from equity-accounted investees	8	1.5	1.4
Cash acquired with subsidiary undertaking		-	-
Dividend paid to non-controlling interests		(0.8)	(1.2)
Contributions by non-controlling interests		0.4	0.9
Cash flows from investing activities		61.5	190.1
Financing activities
Increase in amounts receivable from related party		(15.6)	(115.3)
Repayments of secured and unsecured borrowings	9	(49.8)	(54.4)
Transaction costs related to loans and borrowings		(0.2)	-
Cash flows used in financing activities		(65.6)	(169.7)
Net increase in cash and cash equivalents		12.8	30.4
Cash and cash equivalents at beginning of period		49.8	93.1
Foreign exchange movements		(1.7)	(2.1)
Cash and cash equivalents at the reporting date		60.9	121.4

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2025
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2025 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The company’s registered office address is 22 Grenville Street, St Helier, Jersey, JE4 8PX.
2. Basis of preparation
A. Statement of compliance
These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as promulgated by the International Accounting Standards Board, as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2024. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2024 (the ‘Audited Financial Statements’).
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.
After making enquiries, the directors have a reasonable expectation that the Group has adequate resources to continue its operations for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the financial statements.
The Group has strong liquidity and access to significant financial headroom between cash flows and existing reserves. Cash balances stood at £60.9 million at 30 June 2025.
If the Group wished to further bolster short to medium term liquidity beyond its already considerable reserves, it would be able to defer discretionary capital expenditure.
Having reviewed the forecasts, applying adverse stress tests and taking into account available mitigating actions, including ultimate parent support and liquidity, the Directors consider it a remote possibility that the financial headroom could be depleted.
Accordingly, they do not anticipate any need to significantly curtail the scale of operations or other activity and believe that the Group will continue as a going concern.
C. Use of judgements and estimates
In preparing these interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the Audited Financial Statements.

3. Significant accounting policies
Accounting policies adopted for the year ended 31 December 2024
The accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Audited Financial Statements and are described therein on pages 19 to 26.
The Audited Financial Statements are available at eu.kennedywilson.com.
As at 30 June 2025, management prepare an internal analysis of the fair values of Investment and development property, and Investments in Equity-accounted investees. This analysis includes consideration of the independently obtained year-end valuations, changes in discount rates in the period, capitalised costs incurred and any changes to future expected cash flows. Further information about the assumptions made in measuring fair value are included in Notes 7 and 8.
4. New standards, interpretations and amendments not yet effective
New/Revised International Financial Reporting Standards
A number of new standards and amendments are effective for annual periods beginning after 1 January 2025 and earlier application is permitted. The Group has not early adopted any of the forthcoming new or amended standards in preparing these condensed consolidated interim financial statements.
5. Operating segments
A. Basis of segmentation
The Group is organised into one business segment, against which the Group reports its segmental information, being the investment portfolio. The investment portfolio segment is reported in a manner consistent with the internal reporting provided to the chief operating decision makers (the Board of Directors).
The following summary describes the operations of the reportable segment:

Segment	Description
Investment portfolio	Property used primarily for the purpose of generating rental and other income and comprising office, retail, leisure, industrial and residential real estate assets

The Group’s key measure of underlying performance of the investment portfolio is net operating income as this measure illustrates and emphasises its contribution to the reported profits of the Group and earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.

B. Geographic information
Consistent with the prior year, the investment portfolio includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s investment portfolio revenues and asset valuation movements, by location.

I. Revenue and valuation movement

	Six month period ended 30 June 2025	Six month period ended 30 June 2024
	Unaudited	Unaudited
	£m	£m
United Kingdom
Rental income	35.0	36.5
Loss on sale of investment property	-	(4.6)
Net change in fair value of investment and development property	(7.9)	(2.8)
	27.1	29.1
Ireland
Rental income	11.7	11.7
Hotel revenue	-	7.4
Loss on sale of investment property	(1.2)	-
Net change in fair value of investment and development property	(6.6)	(11.8)
	3.9	7.3
Rest of Europe
Rental income	3.2	6.4
Loss on sale of investment property	(2.0)	-
Net change in fair value of investment and development property	-	(3.5)
	1.2	2.9
Total
Rental income	49.9	54.6
Hotel revenue	-	7.4
Loss on sale of investment property	(3.2)	(4.6)
Net change in fair value of investment and development property	(14.5)	(18.1)
	32.2	39.3

6. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, Ireland, Italy, Spain, the United Kingdom and the United States of America and investment and development property located in the United Kingdom, Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 10 to the Audited Financial Statements.
C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2025	Six month period ended 30 June 2024
	Unaudited	Unaudited
	£m	£m
Current tax expense
Current period	1.8	10.9
	1.8	10.9
Deferred tax credit
Origination and reversal of temporary differences	(0.7)	(0.3)
	(0.7)	(0.3)
Tax expense	1.1	10.6

7. Investment and development property

	30 June 2025	31 December 2024
	Unaudited
Reconciliation of carrying amounts of investment properties	£m	£m
Investment property
Opening balance	1,067.2	1,146.4
Acquisition of investment property	-	21.2
Disposal of investment property	(96.0)	(76.7)
Improvements to investment property	8.1	7.9
Transfer to assets held-for-sale	(9.2)	-
Net change in fair value	(14.2)	(12.5)
Effects of translation to presentation currency	11.7	(19.1)
Closing balance	967.6	1,067.2

	30 June 2025	31 December 2024
	Unaudited
Reconciliation of carrying amounts of property under development	£m	£m
Investment property under development
Opening balance	32.8	36.7
Acquisition of development property	37.2	-
Development expenditure	0.4	0.8
Transfer to investment property	-	-
Net change in fair value	(0.3)	(4.6)
Effects of translation to presentation currency	0.1	(0.1)
Closing balance	70.2	32.8
Disclosed as:
Carrying value of investment and development property	1,037.8	1,100.0
Assets held-for-sale (Note 12)	9.2	-
Adjustment in respect of straight line rent[1]	12.0	15.0
Fair value of investment and development property	1,059.0	1,115.0

Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The cost of investment and development properties acquired during the period, inclusive of acquisition costs, is £37.2 million (year ended December 2024: £21.2 million).
Acquisition costs comprise primarily stamp duty, legal services, and other directly attributable costs and amounted to £2.6 million (year ended 31 December 2024: £2.0 million).
The cost of property carried as held for sale, inclusive of acquisition costs, is £9.2 million (year ended 31 December 2024: £Nil million).
At 30 June 2025, the Group was contractually committed to £4.4 million (year ended December 2024: £2.8 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
The net fair value loss of £14.5 million (year ended 31 December 2024: £16.0 million) has been recognised in the Consolidated income statement, of which £Nil million of this loss (year ended December 2024: £1.1 million gain) relates to assets held for sale (Note 12).

At 30 June 2025, a director valuation has been undertaken using the external valuations at 31 December 2024 as a foundation. The Directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property and investment property under development at 31 December 2024 continue to apply for the period ended 30 June 2025. In performing this assessment, the directors worked with the Investment Advisors to develop valuations attributable to each investment property in the Group’s portfolio. These valuations were determined by reference to expected cash flows for each asset, and by applying capitalisation yields determined with reference to relevant industry benchmarks and market indices.
A. Valuation process
Third party valuations are performed annually on 31 December. Director valuations are performed on 30 June 2025.
Further information on the valuation methodologies applicable to investment property and investment property under development is provided in Note 11 to the Audited Financial Statements. The Group considers that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A of the Audited Financial Statements).

8. Investment in equity-accounted investees

	30 June 2025	31 December 2024
	Unaudited
	£m	£m
Opening balance	204.9	235.6
Contributions to equity accounted investees	6.7	21.2
Dividends received	(1.5)	(2.4)
Share of loss, net of tax	(4.9)	(41.6)
Effects of translation to presentation currency	5.0	(7.9)
Closing balance	210.2	204.9
Further information on the valuation methodology is provided in Notes 3, 5 and 31 to the Annual Audited Financial Statements.
There were no changes to valuation techniques during the period. As described in Note 7, the directors performed a valuation of each individual asset in the Group’s portfolio.

9. Borrowings

	30 June 2025	31 December 2024
	Unaudited
	£m	£m
Secured	506.7	548.0
Unsecured	257.5	248.0
	764.2	796.0
Unamortised borrowing costs, bond discounts and bond premia	(1.8)	(3.1)
	762.4	792.9

Disclosed as:
Current	433.5	428.6
Non-current	328.9	364.3
	762.4	792.9

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	30 June 2025	31 December 2024
	Unaudited
	£m	£m
Opening balance	792.9	1,058.5
Principal repayments on secured debt	(49.8)	(91.8)
Principal repayments on unsecured debt	-	(144.3)
Extinguishment of loan fees	-	1.1
Borrowing costs incurred	-	(0.4)
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.3	1.9
Effects of translation to presentation currency	18.0	(32.1)
Closing balance	762.4	792.9

The tables above, are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing.
Further information on the maturity profile of borrowings, collateral, interest rate and currency profile as well as financial covenants are provided in Note 21 D to H of the Audited Financial Statements.
Further information on the fair value methodology is provided in Note 23 of the Audited Financial Statements.

B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	30 June 2025	31 December 2024
		%		£m	£m
€70.3 million borrowing	4 December 2017	5.80%	4 December 2026	41.7	41.0
€46.4 million borrowing [2]	4 December 2017	2.75%+ EURIBOR	30 September 2027	38.2	37.0
€57.5 million borrowing [4]	4 December 2017	3.15%+ EURIBOR	31 December 2025	35.7	40.3
£15.4 million borrowing [4]	20 October 2020	7.60%	28 September 2026	15.4	15.4
€35.0 million borrowing [4]	21 January 2021	5.85%	28 September 2026	30.0	28.9
€40.0 million borrowing [4]	20 October 2020	5.85%	28 September 2026	34.3	33.1
£97.6 million borrowing	14 September 2021	1.80% + SONIA	10 September 2026	86.4	86.3
£143.6 million borrowing [4]	3 December 2021	3.00% + SONIA	1 December 2025	140.2	140.2
€49.2 million borrowing [3]	9 August 2022	3.16%	3 August 2029	-	40.3
£31.8 million borrowing	10 March 2022	2.30% + SONIA	8 March 2027	31.3	31.4
£41.1 million borrowing	24 March 2022	2.10% + SONIA	24 March 2027	39.5	39.5
€14.8 million borrowing	11 August 2022	3.47%	11 August 2029	12.5	12.1
				505.2	545.5
Unamortised borrowing costs (included above)				1.5	2.5
				506.7	548.0
Footnotes:
1.Draw down date or date of acquisition, whichever is later.
2.Amortising loan.
3.Full Repayment of loan during the period.
4.Extension options available at the Company’s discretion.

Debt service is payable quarterly on all secured borrowings.

C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	30 June 2025	31 December 2024
				Unaudited
		%		£m	£m
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	257.2	247.4
				257.2	247.4
Unamortised borrowing costs, discounts and premia				0.3	0.6
				257.5	248.0

The Company may from time to time seek to retire or repurchase outstanding listed debt through open market purchases, privately negotiated transactions or otherwise. Such repurchases, if any, will depend on market conditions, liquidity requirements, contractual restrictions and other factors. The amounts subject to such repurchases may be material.
On 7 August 2025 the Group issued a redemption notice for the full amount of €300m unsecured bond with a redemption date of 3 October 2025.

10. Financial instruments – Fair values and risk management

A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy.
I. 30 June 2025

Carrying amount							Fair value
Fair value – hedging instruments		Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate caps not designated as hedges	-	4.7	-	-	-	-	-	4.7	-
	-	4.7	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	12.4	-	-	-	-
Cash and cash equivalents	-	-	-	-	60.9	-	-	-	-
	-	-	-	-	73.3	-
Financial liabilities measured at fair value
Foreign currency forward contracts not designated as hedges	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(506.7)	-	-	(508.0)
Unsecured bond issues	-	-	-	-	-	(257.5)	-	(256.2)	-
Trade and other payables	-	-	-	-	-	(15.6)	-	-	-
	-	-	-	-	-	(779.8)

II. 31 December 2024

	Carrying amount					Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate caps not designated as hedges	-	9.0	-	-	-	-	-	9.0	-
	-	9.0	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	15.0	-	-	-	-
Cash and cash equivalents	-	-	-	-	49.8	-	-	-	-
	-	-	-	-	64.8
Financial liabilities measured at fair value
Foreign currency forward contracts not designated as hedges	-	(0.5)	-	-	-	-	-	(0.5)	-
	-	(0.5)	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(545.5)	-	-	(545.3)
Unsecured bonds and notes	-	-	-	-	-	(247.4)	-	(246.7)	-
Trade and other payables	-	-	-	-	-	(18.6)	-	-	-
	-	-	-	-	-	(811.5)

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate to their carrying value due to their short term nature. They are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the Audited Financial Statements.
Further information on financial risk management is set out in Note 23 to the Audited Financial Statements. There have been no changes in any risk management policies since 31 December 2024.

11. Loss on sale of investment and development property and loan collateral

	Six month period ended 30 June 2025	Six month period ended 30 June 2024
	Unaudited	Unaudited
	£m	£m

Gross proceeds on disposal	98.2	216.5
Selling costs	(2.0)	(4.8)
Net proceeds on disposal	96.2	211.7
Carrying value	(99.4)	(216.3)
Loss on disposal	(3.2)	(4.6)

12. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £9.2 million at the balance sheet date (31 December 2024: £Nil million).
As there were no assets classified as held for sale at 31 December 2024; none were sold and there was no fair value gain (2024: gain £1.1 million) recognised on these assets during the period. The effects of translation to presentation currency is £Nil million (2024: loss £5.7 million).

13. Subsequent events
Post balance sheet date, during July/August 2025 the Group acquired one unit in KWIF XXI for £0.5m, and disposed of one asset in Italy for £3.7m. On 7 August 2025 the Group issued a redemption notice for the full amount of the €300m unsecured bond with a redemption date of 3 October 2025.

14. Approval of the interim financial statements
These interim financial statements were authorised for issue by the Company’s Board of Directors on 19 August 2025.